Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (File Nos. 333-231248, 333-188758, 333-140856, 333-124218 and 333-85598) of Ovintiv Inc. of our report dated February 28, 2019 relating to the financial statements of Newfield Exploration Company, which appears in Encana Corporation’s Current Report on Form 8-K dated February 28, 2019.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 27, 2020